            SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D. C.   20549

                       ---------------

                          FORM 8-K

                        CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF
1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 1, 1996

                   GILBERT ASSOCIATES, INC.
- --------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

   Delaware                       0-12588                  23-2280922
- ---------------                ------------         ---------------------
(State of Incorporation)   (Commission File No.)   (IRS Employer I.D. No.)

P.O. Box 1498, Reading, Pennsylvania                          19603
- ------------------------------------------------             --------
(Mailing address of principal executive offices)             (Zip Code)

                               (610) 856-5500
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             (Registrant's telephone number, including area code)

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On May 1, 1996, the Board of Directors of the Company, upon recommendation of its audit committee, approved the appointment of Arthur Andersen LLP as independent public accountants to undertake the audit of the Company's financial statments for the fiscal year ending January 3, 1997. This appointment will be ratified at the June 26, 1996 annual stockholders meeting of the Company.

The Company notified its prior auditors, Coopers & Lybrand LLP (C&L) of its dismissal on May 1, 1996. This action was recommended by the audit committee of the Company and approved by the Board of Directors.

There have been no disagreements between management and C&L for the last two fiscal years in connection with the Company's audits and any subsequent interim period preceding the engagement of Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure of a nature which if not resolved to the satisfaction of C&L would have caused it to make reference in connection with its report to the subject matter of any such disagreements. C&L's reports on the financial statements of the Company for the last two fiscal years have been unqualified.

The Company has requested C&L to furnish it with a letter addressed to the Securities and Exchange Commission stating whether C&L agrees with the above statements.

<EX-16>

May 6, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Gilbert Associates, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report, dated May 6, 1996. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

Coopers & Lybrand L.L.P.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Gilbert Associates, Inc.
                                               (Registrant)

                                              /s/Paul H. Snyder
                                                 Paul H. Snyder
                                                 Vice President and
                                                 Chief Financial Officer


Date:  May 6, 1996